Exhibit 99.1

Qualstar Reports Fiscal 2015 Third Quarter Results

Qualstar Revenue Continues to Grow

Westlake Village, Calif., May 13, 2015 — Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today announced its financial results for the third fiscal quarter ended March 31, 2015.

Results for the Three Months Ended March 31, 2015 vs 2014

●	Net revenue increased 7.7% to $2.8 million from $2.6 million
●	Total operating expenses decreased 30.0% to $1.4 million from $2.0 million
●	Net loss decreased by 77.3% to $0.5 million from $2.2 million, or ($.04) per basic and diluted share vs. ($.18) per basic and diluted share

Results for the Nine Months Ended March 31, 2015 vs 2014

●	Net revenue increased 18.3% to $9.7 million from $8.2 million
●	Total operating expenses decreased 35.8% to $4.3 million from $6.7 million
●	Rent restructuring changed from a $26,000 expense to a $245,000 recovery
●	Net loss decreased 77.6% to $1.1 million from $4.9 million or ($.09) per basic and diluted share vs. ($.40) per basic and diluted share
●	Cash Used in Operations decreased 72.9% to $1.6 million from $5.9 million year-over-year

Cash, cash equivalents and marketable securities were $5.5 million at March 31, 2015, down $1.7 million from $7.2 million at June 30, 2014. The decrease in cash is attributed to operating activities and the $0.2 million of asset purchases in connection with the Company’s move to new facilities.

During the quarter ended March 31, 2015, the Company continued to increase revenue, manage operating expenses and improve the bottom line. To keep the momentum going, we plan on expanding internationally and have signed on two new distributors in Asia and added several new international partners. We shall continue to look for additional products to expand the Company’s product portfolio.

“We are working to improve top line growth and increase margins. We recently announced end-of-service of two of our older storage product models. As a result, we experienced a reduction in the extended warranty service revenue associated with these models. However, this allows our customers to purchase our new products with newer technology,” stated Mr. Steven N. Bronson, CEO and President of Qualstar. “Our emphasis on expanding Qualstar’s world-wide presence is demonstrated by the enthusiastic reception we experienced from our new sales partners in Asia, Europe and Australia.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high-efficiency and high density power supplies marketed under the N2PowerTM brand, and of data storage systems marketed under the QualstarTM brand. Our N2Power power supply products  provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply ReliableTM designs that provide years of trouble-free service. More information is available at  www.qualstar.com  or  www.n2power.com  or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

For more information, contact:

Steven N. Bronson
Chief Executive Officer
805.416.7004

QUALSTAR CORPORATION

CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Net revenues	$2,805	$2,562	$9,653	$8,192
Cost of goods sold	1,888	2,761	6,410	6,422
Gross profit (loss)	$917	$(199)	$3,243	$1,770
Operating expenses:
Engineering	314	501	999	1,979
Sales and marketing	452	484	1,548	1,728
General and administrative	608	992	1,976	3,009
Restructuring	-	-	(245)	26
Total operating expenses	$1,374	$1,977	$4,278	$6,742
Loss from operations	(457)	(2,176)	(1,035)	(4,972)
Other income (expense)	(30)	7	(19)	25
Loss before income taxes	(487)	(2,169)	(1,054)	(4,947)
Provision for income taxes	-	-	-	-
Net loss	$(487)	$(2,169)	$(1,054)	(4,947)
Change in unrealized losses on investments	-	(7)	(1)	(1)
Comprehensive loss	$(487)	$(2,176)	$(1,055)	$(4,948)
Loss per common share:
Basic and Diluted	$(0.04)	$(0.18)	$(0.09)	$(0.40)
Weighted average common shares outstanding:
Basic and Diluted	12,253	12,253	12,253	12,253

QUALSTAR CORPORATION

CONDENSED BALANCE SHEETS

(In thousands)

	March 31, 2015	June 30, 2014
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$5,453	$5,462
Marketable securities	-	1,763
Accounts receivables, net of allowances of $61 at March 31, 2015 and $92 at June 30, 2014	1,802	1,412
Inventories	2,932	3,177
Prepaid expenses and other current assets	238	241
Total current assets	10,425	12,055
Property and equipment, net	597	663
Other assets	43	67
Total assets	$11,065	$12,785

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$977	$952
Accrued payroll and related liabilities	448	322
Deferred service revenue, short term	854	954
Other accrued liabilities	389	1,174
Total current liabilities	2,668	3,402

Other long term liabilities	17	17
Deferred service revenue, long term	236	243
Total long term liabilities	253	260

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; 5,000 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares authorized, 12,253 shares issued and outstanding as of March 31, 2015 and June 30, 2014	19,019	18,943
Accumulated other comprehensive income	-	1
Accumulated deficit	(10,875)	(9,821)
Total shareholders’ equity	8,144	9,123
Total liabilities and shareholders’ equity	$11,065	$12,785